As filed with the Securities and Exchange Commission on March 28, 2006

Registration No. 333-19327

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

OLYMPUS COMMUNICATIONS, L.P.

OLYMPUS CAPITAL CORPORATION

(Exact name of registrants as specified in their respective charters)

Delaware	4841	25-1622615
Delaware	4841	23-2868925
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

5619 DTC Parkway
Greenwood Village, CO 80111
(303) 268-6300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adelphia Communications Corporation
5619 DTC Parkway
Greenwood Village, CO 80111
Attention: Brad M. Sonnenberg, Esq.

(303) 268-6300

(Name, address, including zip code, and telephone number, including area code, of agent for services)

with copies to:

Jeffrey S. Hochman, Esq.
Maurice M. Lefkort, Esq.
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
(212) 728-8000

Approximate date of commencement of proposed sale to the public

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with the General Instruction G, check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

DEREGISTRATION OF UNSOLD SECURITIES

The registrants hereby withdraw from registration all securities remaining unsold under this registration statement, Registration Statement No. 333-19327.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this amendment to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on March 28, 2006.

OLYMPUS COMMUNICATIONS, L.P. (Registrant)

By: ACC OPERATIONS, INC.,
Its Managing General Partner

By:	/s/ William T. Schleyer
Name: William T. Schleyer
Title: Chairman and Chief Executive Officer

OLYMPUS CAPITAL CORPORATION (Registrant)

By:	/s/ William T. Schleyer
Name:	William T. Schleyer
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William T. Schleyer	Chairman and Chief Executive Officer	March 28, 2006
William T. Schleyer	of ACC Operations Inc. and Olympus Capital Corporation (Principal Executive Officer)

/s/ Vanessa A. Wittman	Director and Chief Financial Officer	March 28, 2006
Vanessa A. Wittman	of ACC Operations Inc. and Olympus Capital Corporation (Principal Financial Officer)

/s/ Scott D. Macdonald	Chief Accounting Officer of ACC	March 28, 2006
Scott D. Macdonald	Operations Inc. and Olympus Capital Corporation (Principal Accounting Officer)

/s/ Ron Cooper	Director of ACC Operations Inc. and	March 28, 2006
Ron Cooper	Olympus Capital Corporation

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